Exhibit 23.5

CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Bernard Peters, BEng (Mining), FAusIMM, and the information listed below that I reviewed and approved, as described or incorporated by reference in Lifezone Metals Limited’s Post-Effective Amendment to Form F-1 on Form F-3 Registration Statement (Registration No. 333-272865), filed with the United States Securities and Exchange Commission and any amendments and/or exhibits thereto (collectively, the “Form F-3”). I am a “Qualified Person” as defined in Regulation S-K 1300.

I have reviewed and approved the following:

●	the Technical Report Summary titled “Kabanga 2023 Mineral Resource Update Technical Report Summary” effective November 30, 2023 (the “Technical Report Summary”); and

●	the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form F-3.

I consent to the public filing and use of the Technical Report Summary as an exhibit to the Form F-3.

Dated this 1st day of August, 2024.

Yours sincerely,

/s/ B F Peters
Bernard Peters, BEng (Mining), FAusIMM
Technical Director – Mining
OreWin Pty Ltd